EXHIBIT 4.13

EarthFirst Technologies, Inc

2515 E. Hanna Avenue

Tampa, FL 33610

March 30, 2005

Scott J. Giordano

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Direct Dial: (212) 407-4104

Fax: (212) 407-4990

RE:	EarthFirst Technologies, Inc. – Escrow Release
Gross Escrow Deposit: $6,600,000

Dear Mr. Giordano:

These instructions are given to you pursuant to a Funds Escrow Agreement among EarthFirst Technologies, Inc. (the “Company”), Laurus Master Fund, Ltd. and Loeb & Loeb LLP as Escrow Agent. Subject to the terms set forth below, you are instructed to disburse $6,600,000 of the investor’s funds received by you to and on the Company’s behalf as follows:

1.	$4,507,861.21 – EarthFirst Technologies, Inc pursuant to the following wire instructions:

Bank Name:	Bank of Tampa

ABA #:
For Credit to:	EarthFirst Technologies, Inc.
Account Number:

2.	$1,650,000.00 – Akerman Senterfitt, P.A. (for payment in full of all secured obligations to Sun Trust Bank) pursuant to the following wire instructions:

Bank:	SunTrust Bank
Orlando, FL
ABA Number:	063102152
For Credit to:	Trust Account of Akerman Senterfitt
Account Number:	0215201112961
Reference:	Notify Akerman accounting department upon arrival

3.	$24,129.92 – Akerman Senterfitt, P.A. (for payment in full of all Company 2004 Tax Judgments outstanding) pursuant to the following wire instructions:

Bank:	SunTrust Bank
Orlando, FL
ABA Number:	063102152
For Credit to:	Trust Account of Akerman Senterfitt
Account Number:	0215201112961
Reference:	Notify Akerman accounting department upon arrival

4.	$27,718.37 – Akerman Senterfitt, P.A. (for payment in full of all Company 2003 Tax Judgments outstanding) pursuant to the following wire instructions:

Bank:	SunTrust Bank
Orlando, FL
ABA Number:	063102152
For Credit to:	Trust Account of Akerman Senterfitt
Account Number:	0215201112961
Reference:	Notify Akerman accounting department upon arrival

5.	$288,000.00 – Laurus Capital Management, L.L.C. (management fees), pursuant to the following wire instructions:

Bank:	North Fork Bank
New York, NY 10022
ABA Number:	021407912
For Credit to:	Laurus Capital Management, LL.C.
Account Number:	2774045278

6.	$23,125.00 – Laurus Capital Management, L.L.C. (Due diligence and documentation expenses), pursuant to the following wire instructions:

Bank:	North Fork Bank
New York, NY 10022
ABA Number:	021407912
For Credit to:	Laurus Capital Management, LL.C.
Account Number:	2774045278

7.	$2,375.00 to Akerman Senterfitt, P.A. (for payment in full of all legal services relating to Florida mortgage) pursuant to the following wire instructions:

Bank:	SunTrust Bank
Orlando, FL
ABA Number:	063102152
For Credit to:	Trust Account of Akerman Senterfitt
Account Number:	0215201112961
Reference:	Notify Akerman accounting department upon arrival

8.	$34,790.50 to Akerman Senterfitt, P.A. (for payment of the title premium, documentary stamp tax, intangible tax, recording fees and title searches relating to Florida mortgage) pursuant to the following wire instructions:

Bank:	SunTrust Bank
Orlando, FL
ABA Number:	063102152
For Credit to:	Trust Account of Akerman Senterfitt
Account Number:	0215201112961

9.	$40,000.00 to Sichenzia Ross Friedman Ference LLP. (for company counsel legal fees) pursuant to the following wire instructions:

Bank:	HSBC Bank USA
New York, NY
ABA Number:	021001088
For Credit to:	Sichenzia Ross Friedman Ference LLP
Account Number:	629034133
Reference:	EFTI

10.	$2,000 – Loeb & Loeb LLP (for escrow agent fee), pursuant to the following wire instructions:

Bank:	Citibank, N.A.
ABA No:	021000089
Acct. No.:	02674308
Reference:	Laurus Escrow Arrangement

Very truly yours,

EARTHFIRST TECHNOLOGIES, INC.

By:	/s/ John Stanton

Accepted and Agreed:

Laurus Master Fund, Ltd.

By:	/s/ Eugene Grin